EXHIBIT 99.1

Boise Cascade
Investor Relations
1111 West Jefferson Street PO Box 50 Boise, ID 83728
T 208 384 7023 F 208 384 4913

News Release

Media Contact	Investor Relations Contact
Mike Moser	Rob McNutt
Office 208 384 6016 Cell 208 867 4346	Office 208 384 7023

For Immediate Release:  August 3, 2006

BOISE ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS

BOISE, Idaho – Boise Cascade Holdings, L.L.C., today reported second quarter 2006 income from operations of $60.1 million, compared with $30.5 million for the first quarter of 2006.  In second quarter 2005, Boise reported income from operations of $77.4 million.

Second quarter 2006 net income was $33.4 million, compared with $0.1 million in the first quarter of 2006, which included $2.1 million of income for special items.  This compares with a net loss of $14.5 million for the same period a year ago, which included $51.9 million of loss for special items.

“We continue to track well with our plans,” said Tom Stephens, chairman and chief executive officer.  “Our Paper business continues to make progress in growing sales of higher value specialty and premium papers while taking advantage of strengthening commodity markets through our relationship with OfficeMax.  Our Packaging & Newsprint business is well positioned to take advantage of the strengthening packaging markets, and our recent acquisition of Central Texas Corrugated (CTC) is adding very significant results.  While housing markets are softening, our Building Materials Distribution business continued to grow and is improving their product mix.  While our Wood Products business experienced lower commodity prices, the conversion of more of our veneer into engineered wood has mitigated the impact of commodity price declines.”

-more-

FINANCIAL HIGHLIGHTS

($ in millions)

	2Q 2006	2Q 2005	1Q 2006
Sales	$1,559.8	$1,494.6	$1,470.3
Income from operations	$60.1	$77.4	$30.5
Net income (loss)	$33.4	$(14.5)	$0.1
EBITDA	$99.9	$108.8	$67.5

Special items included in net income (loss) and EBITDA:

Gain for changes in retiree healthcare programs	$—	$—	$3.7
Loss on sale of headquarters building	(0.1)	—	(1.6)
Withdrawn IPO costs	—	(3.6)	—
Increase (decrease) in EBITDA	(0.1)	(3.6)	2.1

Additional special items included in net income (loss) but not included in EBITDA:

Write-off of deferred financing costs	—	(43.0)	—
Change in fair value of interest rate swaps	—	(5.3)	—
	—	(48.3)	—
Increase (decrease) in net income (loss)	$(0.1)	$(51.9)	$2.1

At June 30, 2006, the company’s net debt was $1.3 billion.  The aggregate leveraged buyout debt at October 29, 2004, was $3.2 billion, including $1.2 billion of debt incurred by Boise Land & Timber Corporation, which was repaid in February 2005.  Net debt includes long- and short-term debt owed to third parties, less cash and cash equivalents.  It excludes a $279 million note payable to a related party.

Sales

Sales in second quarter 2006 were $1.6 billion, compared with $1.5 billion in both the first quarter of 2006 and the second quarter of 2005.

Comparing second quarter 2006 with the same period a year ago, Building Materials Distribution sales increased 5%, due primarily to increased sales volumes.  Wood Products sales were down 6% relative to the same period in 2005, due primarily to lower plywood and engineered wood products prices.  This decrease was offset, in part, by improved particleboard prices.  Paper sales increased 8%, due primarily to improved pricing for commodity papers and increased sales volumes of specialty and premium papers offset, in part, by a modest decrease in commodity sales volumes.  Packaging & Newsprint sales increased 14%, due primarily to improved newsprint pricing coupled with the addition of CTC, which we purchased in February.  These increases were offset, in part, by the adoption of a new accounting standard that related to containerboard trade sales.  In January 2006, we adopted Emerging Issues Task Force 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty.  Had this consensus been in effect in 2005, it would have reduced sales $19.6 million for the three months ended June 30, 2005, and would have reduced materials, labor, and other operating expenses by about the same amount.

Income From Operations

Income from operations decreased $17.3 million to $60.1 million in second quarter 2006, compared with $77.4 million in the same period a year ago.  Income from operations in first quarter 2006 was $30.5 million.

Comparing second quarter 2006 with second quarter 2005, segment income in Building Materials Distribution increased $4.3 million, from $21.0 million a year ago to $25.3 million, due primarily to increased sales volumes and a better product mix offset, in part, by lower commodity margins and higher operating costs.  Segment income in Wood Products declined $14.1 million, from $31.3 million a year ago to $17.2 million, due primarily to lower plywood and EWP prices that were lower due to product mix, coupled with higher delivered-log costs.  The negative impacts on segment income were offset, in part, by improved particleboard prices.  Segment income in Paper decreased $10.6 million, from $27.1 million a year ago to $16.5 million, due primarily to increases in energy, chemical, and fiber costs offset, in part, by higher uncoated free sheet prices.  Segment income in Packaging & Newsprint increased $3.7 million, from $10.1 million a year ago to $13.8 million, due primarily to improved prices for newsprint and the addition of CTC offset, in part, by higher energy, chemical, and fiber costs.

About Boise

Boise, headquartered in Boise, Idaho, manufactures engineered wood products, plywood, lumber, and particleboard and distributes a broad line of building materials, including wood products manufactured by the company.  Boise also manufactures a wide range of specialty and premium papers, including imaging papers for the office and home and papers for pressure sensitive applications, as well as printing and converting papers, containerboard and corrugated boxes, newsprint, and market pulp.  Visit Boise’s website at www.bc.com.

Webcast and Conference Call

Boise will host an audiovisual webcast and conference call on Thursday, August 3, 2006, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the Boise website. Go to http://www.bc.com and click on the link to the webcast under the News & Events heading.  Slides will be posted 20 minutes before the beginning of the webcast.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial (800) 374-0165 (international callers should dial (706) 634-0995) at least 10 minutes before the start of the call.

The archived webcast will be available in News & Events (link in the About Boise section) of Boise’s website.  A replay of the conference call will be available from August 3 at 12:00 noon Eastern through September 3 at 11:59 p.m.  Playback numbers are (800) 642-1687 for U.S. calls and (706) 645-9291 for international calls, and the passcode will be 2917443.

Forward-Looking Statements

This news release includes forward-looking statements, and they are subject to a number of risks and uncertainties that could cause our results to differ materially from our expectations.  For a discussion of other risks and uncertainties regarding our operational and financial performance, please refer to our filings with the SEC.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)
(unaudited, in thousands)

	Three Months Ended
	June 30				March 31,
	2006		2005		2006
Sales
Trade	$1,415,784		$1,352,466		$1,337,498
Related parties	144,005		142,145		132,765
	1,559,789		1,494,611		1,470,263
Costs and expenses
Materials, labor, and other operating expenses	1,360,280		1,299,409		1,312,722
Depreciation, amortization, and depletion	38,459		31,712		36,657
Selling and distribution expenses	71,607		64,426		71,077
General and administrative expenses	26,158		18,036		21,462
Other (income) expense, net	3,233		3,661	(a)	(2,125	) (b)
	1,499,737		1,417,244		1,439,793

Income from operations	60,052		77,367		30,470

Foreign exchange gain (loss)	1,360		(248)		379
Change in fair value of interest rate swaps	—		(5,314	) (c)	—
Interest expense	(28,610)		(74,365	) (d)	(30,176)
Interest income	934		434		604
	(26,316)		(79,493)		(29,193)

Income (loss) before income taxes	33,736		(2,126)		1,277
Income tax provision	(305	) (e)	(12,343	) (e)	(1,218	) (e)
Net income (loss)	$33,431		$(14,469)		$59

Segment Information

(unaudited, in thousands)

	Three Months Ended
	June 30			March 31,
	2006	2005		2006
Segment sales
Building Materials Distribution	$832,700	$796,026		$761,846
Wood Products	314,656	334,978		312,639
Paper	381,695	352,729		370,364
Packaging & Newsprint	190,809	167,810		178,787
Intersegment eliminations and other	(160,071)	(156,932)		(153,373)
	$1,559,789	$1,494,611		$1,470,263
Segment income (loss)
Building Materials Distribution	$25,310	$21,046		$18,591
Wood Products	17,190	31,311		18,823
Paper	16,513	27,145		(2,568)
Packaging & Newsprint	13,843	10,105		2,320
Corporate and Other	(11,444)	(12,488	) (a)	(6,317	) (b)
	61,412	77,119		30,849

Change in fair value of interest rate swaps	—	(5,314	) (c)	—
Interest expense	(28,610)	(74,365	) (d)	(30,176)
Interest income	934	434		604
Income (loss) before income taxes	$33,736	$(2,126)		$1,277

EBITDA (f)
Building Materials Distribution	$27,714	$23,347		$20,939
Wood Products	23,860	36,661		25,140
Paper	31,966	40,450		12,049
Packaging & Newsprint	26,528	19,346		14,392
Corporate and Other	(10,197)	(10,973	) (a)	(5,014	) (b)
	$99,871	$108,831		$67,506

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income

(unaudited, in thousands)

	Six Months Ended June 30
	2006		2005
Sales
Trade	$2,753,282		$2,634,401
Related parties	276,770		292,481
	3,030,052		2,926,882
Costs and expenses
Materials, labor, and other operating expenses	2,673,002		2,520,067
Fiber costs from related parties	—		17,609
Depreciation, amortization, and depletion	75,116		62,349
Selling and distribution expenses	142,684		126,762
General and administrative expenses	47,620		37,240
Other (income) expense, net	1,108	(b)	3,788	(a)
	2,939,530		2,767,815

Income from operations	90,522		159,067

Foreign exchange gain (loss)	1,739		(1,041)
Change in fair value of interest rate swaps	—		9,886	(c)
Interest expense	(58,786)		(106,444	) (d)
Interest income	1,538		1,784
	(55,509)		(95,815)

Income before income taxes	35,013		63,252
Income tax provision	(1,523	) (e)	(12,982	) (e)
Net income	$33,490		$50,270

Segment Information

(unaudited, in thousands)

	Six Months Ended June 30
	2006		2005
Segment sales
Building Materials Distribution	$1,594,546		$1,492,185
Wood Products	627,295		657,413
Paper	752,059		710,580
Packaging & Newsprint	369,596		361,557
Intersegment eliminations and other	(313,444)		(294,853)
	$3,030,052		$2,926,882
Segment income (loss)
Building Materials Distribution	$43,901		$45,414
Wood Products	36,013		64,419
Paper	13,945		56,376
Packaging & Newsprint	16,163		14,573
Corporate and Other	(17,761	) (b)	(22,756	) (a)
	92,261		158,026

Change in fair value of interest rate swaps	—		9,886	(c)
Interest expense	(58,786)		(106,444	) (d)
Interest income	1,538		1,784
Income before income taxes	$35,013		$63,252

EBITDA (f)
Building Materials Distribution	$48,653		$49,719
Wood Products	49,000		75,021
Paper	44,015		82,713
Packaging & Newsprint	40,920		33,023
Corporate and Other	(15,211	) (b)	(20,101	) (a)
	$167,377		$220,375

Summary Notes to Consolidated Statements of Income (Loss) and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2005 Annual Report on Form 10-K.  Net income for all periods presented involved estimates and accruals.

(a)   Includes $3.6 million for the write-off of costs incurred in connection with the canceled initial public offering.

(b)         Includes a $3.7 million gain for changes in our retiree healthcare programs at our St. Helens, Oregon, pulp and paper mill and our Salem, Oregon, converting operations.

Includes approximately $1.7 million loss related to the sale of our headquarters building in Boise, Idaho. In connection with the sale, we entered into an operating lease to lease back 65% of the building over a staggered lease term of ten to 12 years.

(c)          Represents the change in the fair value of interest rate swaps related to our amended and restated senior credit facilities.

(d)         Includes the write-off of $43.0 million of deferred financing costs resulting from the repayment of the Tranche B term loan.

(e)          On May 9, 2005, we converted to a corporation from a limited liability company, and in December 2005, we rescinded our conversion to a C corporation.  Except for our separate subsidiaries that are taxed as a corporation, tax expenses and benefits related to operations prior to May 9, 2005, and all of 2006 were recognized by the partners of the limited liability company.  For the period of May 9 through June 30, 2005, we recorded income tax expense at an estimated annual effective tax provision rate of 41%.  The effect of establishing deferred taxes upon conversion to a corporation was not material to income tax expense.

(f)            EBITDA represents income before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles net income (loss) to EBITDA for the three months ended June 30, 2006 and 2005, and March 31, 2006:

	Three Months Ended
	June 30		March 31,
	2006	2005	2006
	(unaudited, in thousands)

Net income (loss)	$33,431	$(14,469)	$59
Change in fair value of interest rate swaps	—	5,314	—
Interest expense	28,610	74,365	30,176
Interest income	(934)	(434)	(604)
Income tax provision	305	12,343	1,218
Depreciation, amortization, and depletion	38,459	31,712	36,657
EBITDA	$99,871	$108,831	$67,506

The following table reconciles net income to EBITDA for the six months ended June 30, 2006 and 2005.

	Six Months Ended
	June 30
	2006	2005
	(unaudited, in thousands)

Net income	$33,490	$50,270
Change in fair value of interest rate swaps	—	(9,886)
Interest expense	58,786	106,444
Interest income	(1,538)	(1,784)
Income tax provision	1,523	12,982
Depreciation, amortization, and depletion	75,116	62,349
EBITDA	$167,377	$220,375

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2006	2005
ASSETS

Current
Cash and cash equivalents	$79,919	$88,171
Receivables
Trade, less allowances of $1,767 and $1,947	423,561	338,821
Related parties	39,500	43,010
Other	13,391	20,980
Inventories	658,462	633,783
Other	17,671	10,694
	1,232,504	1,135,459
Property
Property and equipment
Land and land improvements	73,221	79,420
Buildings and improvements	228,021	226,232
Machinery and equipment	1,376,655	1,331,292
	1,677,897	1,636,944

Accumulated depreciation	(208,282)	(139,890)
	1,469,615	1,497,054
Fiber farms and timber deposits	41,417	52,236
	1,511,032	1,549,290

Deferred financing costs	34,552	37,778
Goodwill	21,846	15,101
Intangible assets	39,579	31,804
Other assets	33,374	44,231
Total assets	$2,872,887	$2,813,663

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)
(unaudited, in thousands, except for equity units)

	June 30,	December 31,
	2006	2005
LIABILITIES AND CAPITAL

Current
Accounts payable	$402,798	$383,207
Accrued liabilities
Compensation and benefits	105,420	106,289
Interest payable	11,747	10,630
Other	58,600	46,244
	578,565	546,370
Debt
Long-term debt	1,345,000	1,365,800
Note payable to related party, net	278,637	270,854
	1,623,637	1,636,654
Other
Compensation and benefits	133,495	121,269
Other long-term liabilities	35,674	31,937
	169,169	153,206
Redeemable equity units
Series B equity units – 17,306,874 and 17,296,624 units outstanding	9,699	9,508
Series C equity units – 39,741,640 and 32,173,830 units outstanding	4,862	2,904
	14,561	12,412
Commitments and contingent liabilities

Capital
Series A equity units – no par value; 66,000,000 units authorized and outstanding	41,467	39,885
Series B equity units – no par value; 550,000,000 and 549,000,000 units authorized; 530,356,601 and 530,356,601 units outstanding	436,789	417,601
Series C equity units – no par value; 44,000,000 and 38,165,775 units authorized	8,699	7,535
Total capital	486,955	465,021
Total liabilities and capital	$2,872,887	$2,813,663

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	June 30
	2006	2005
Cash provided by (used for) operations
Net income	$33,490	$50,270
Items in net income not using (providing) cash
Depreciation, depletion, and amortization of deferred financing costs and other costs	77,567	110,845
Related-party interest expense	8,922	8,315
Deferred income tax provision	—	8,681
Pension and other postretirement benefit expense	13,977	14,266
Gain on changes in retiree healthcare programs	(3,741)	—
Change in fair value of interest rate swaps	—	(9,886)
Management equity units expense	1,965	1,562
Other	(90)	1,636
Decrease (increase) in working capital, net of acquisitions
Receivables	(63,154)	(89,370)
Inventories	(18,820)	(34,009)
Accounts payable and accrued liabilities	34,670	67,184
Pension and other postretirement benefit payments	(463)	(315)
Income taxes payable	—	3,591
Other	(1,251)	561
Cash provided by operations	83,072	133,331

Cash provided by (used for) investment
Expenditures for property and equipment	(71,344)	(73,289)
Acquisitions of businesses and facilities	(42,549)	—
Sales of assets	27,744	11,672
Repayment of note receivable from related party, net	—	157,509
Other	1,737	(251)
Cash provided by (used for) investment	(84,412)	95,641

Cash provided by (used for) financing
Issuances of long-term debt	238,300	840,000
Payments of long-term debt	(259,100)	(1,332,100)
Tax distributions to members	(10,725)	(19,604)
Note payable to related party, net	(1,139)	251,312
Proceeds from changes to interest rate swaps	25,620	—
Other	132	(2,727)
Cash used for financing	(6,912)	(263,119)

Decrease in cash and cash equivalents	(8,252)	(34,147)

Balance at beginning of the period	88,171	163,345

Balance at end of the period	$79,919	$129,198